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                                                              Exhibit 1.2


                                ESCROW AGREEMENT

     This Escrow Agreement made and entered into as of , 2002, by and among McKINNON & COMPANY, INC., a Virginia corporation (the "Underwriter"), CARDINAL FINANCIAL CORPORATION, a Virginia corporation ("Cardinal"), and SUNTRUST BANK, a Georgia banking corporation (the "Escrow Agent").

     R E C I T A L S:

     A. Cardinal proposes to sell up to 5,000,000 shares (the "Shares") of Cardinal's common stock, par value $1.00 (the "Common Stock"), to the public at a price of $______ per share (the "Offering"). Cardinal reserves the right to increase the total number of Shares by not more than 750,000 shares.

     B. Cardinal has retained the Underwriter, as selling agent for Cardinal on a best efforts basis, to sell the Shares in the Offering, and the Underwriter has agreed to sell the Shares as Cardinal's selling agent on a best efforts basis in the Offering, and the Underwriter has agreed to serve in this capacity, the terms of which relationship are set forth in an Underwriting Agreement between Cardinal and the Underwriter, the form of which is attached hereto as Exhibit A (the "Underwriting Agreement").

     C. The Underwriter will enter into agreements with other brokers/dealers (the "Selected Dealers" or individually, the "Selected Dealer") to assist in the sale of the Shares.

     D. The Escrow Agent is willing to hold the proceeds from the Offering in escrow pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

         1. Establishment of the Escrow Account. On or prior to the date of
            -----------------------------------
commencement of the Offering, the parties shall establish a non-interest-bearing account with the Escrow Agent, which escrow account shall be entitled "Cardinal Financial Corporation, Escrow Account" (the "Escrow Account"). The Underwriter shall provide instructions to the Escrow Agent to remit payment for the Shares by wire transfer of immediately available funds as follows:

                                    SunTrust Bank
                                    AHA #051 000020
                                    Credit Account #
                                                    -------------------------
                                    Account Name:
                                                  ---------------------------
                                    Attention:
                                                -----------------------------
                                    FBO: Cardinal Financial Corporation

         2. Escrow Period. The escrow period (the "Escrow Period") shall begin
            -------------
with the commencement of the Offering and shall terminate upon the Closing Date (as defined in Section 5 of this Agreement), or ______________, 2002, whichever first occurs. During the

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Escrow Period, Cardinal is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited by the Escrow Agent shall become property of Cardinal or any other entity, or be subject to the debts of Cardinal or any other entity.

         3. Deposits into the Escrow Account. Funds received from purchasers by
            --------------------------------
the Underwriter, or Selected Dealers shall be deposited in the Escrow Account. All money so deposited in the Escrow Account is hereinafter referred to as the "Escrow Funds". The Escrow Account shall be a non-interest bearing account.

         4. Delivery of Escrow Account Proceeds. At the Closing (as defined in
            -----------------------------------
Section 5 of this Agreement), the Underwriter and Cardinal shall provide the Escrow Agent with written directions for the distribution of the Escrow Funds, and the Escrow Agent agrees to distribute the Escrow Funds pursuant to such written directions. If no direction is received on or before 5:00 p.m., _______________, 2002 (unless such time shall be extended by written agreement of the Underwriter, Cardinal and the Escrow Agent), the Escrow Agent shall return the Escrow Funds to the parties that made payments to the Escrow Account and this Agreement shall be of no further force or effect.

         5. Closing Date. The "Closing" and "Closing Date" shall be that date
            ------------
specified in the Underwriting Agreement.

         6. Investment of Escrow Account. The Escrow Agent shall deposit all
            ----------------------------
subscription funds it receives in the Escrow Account, which shall be a non-interest-bearing bank account at SunTrust Bank.

         7. Compensation of Escrow Agent. The Underwriter shall pay the Escrow
            ----------------------------
Agent a fee for its services hereunder in an amount equal to $_______________, which amount shall be paid on the Closing Date. In the event that the Offering is canceled for any reason, the Underwriter shall pay the Escrow Agent its fee within ten (10) days after all of the Escrow Funds have been refunded to the parties that made payment to the Escrow Account. No such fee or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

         8. Duties and Rights of the Escrow Agent. The foregoing agreements and
            -------------------------------------
obligations of the Escrow Agent are subject to the following provisions:

           (a) The Escrow Agent's duties hereunder are limited solely to the safekeeping of the Escrow Account and the delivery of the Escrow Account in accordance with the terms of this Agreement. It is agreed that the duties of the Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature, and the Escrow Agent shall incur no liability whatsoever except for negligence, willful misconduct or bad faith. The Escrow Agent shall have no duty with respect to the Shares other than to exercise reasonable care in acquiring and delivering the same in accordance with this Agreement.

           (b) The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Account or otherwise acting under this Agreement. It shall have no responsibility for the genuineness or the validity of

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any document or any other item deposited with it, and it shall be fully protected in acting in accordance with this Agreement or instructions received.

           (c) Cardinal and the Underwriter hereby waive any suit, claim, demand or cause of action of any kind that they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the negligence, willful misconduct, or bad faith of the Escrow Agent.

         9. Notices. It is further agreed as follows:
            -------

           (a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery , to the parties at the following addresses:

                         To Cardinal:
                         Cardinal Financial Corporation
                         10555 Main Street
                         Suite 500
                         Fairfax, Virginia
                         Attention: Ms. Janet A. Valentine

                         To the Underwriter:

                         McKinnon & Company, Inc.
                         555 Main Street, Suite 1212
                         Norfolk, Virginia 23510
                         Attention: William I. McKinnon, Ir.

                         To the Escrow Agent:

                         SunTrust Bank Corporate Trust
                         Department 919 East Main Street
                         Richmond, Virginia 23219 Attention:

         10. Miscellaneous.
             --------------

           (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

           (b) If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

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           (c) This Agreement shall be governed by the applicable laws of the
Commonwealth of Virginia.

           (d) This Agreement may not be modified except in writing signed by the parties hereto.

           (e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

                         MCKINNON & COMPANY, INC.

                         By:
                            -------------------------------------------------
                            William J. McKinnon, Jr.
                            President

                         CARDINAL FINANCIAL CORPORATION

                         By:
                            -------------------------------------------------
                            Bernard H. Clineburg
                            Vice Chairman, President and
                            Chief Executive Officer

                         SUNTRUST BANK

                         By:
                            -------------------------------------------------
                            Name:
                                   ------------------------------------------
                            Title:
                                    -----------------------------------------